AGREEMENT TO CANCEL

EMPLOYMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the 24th day of February, 2005 (the “Effective Date”) by and between PHH Corporation (“PHH”) and Terence W. Edwards (the “Executive”).

WHEREAS, PHH employs the Executive pursuant to an employment agreement dated January 31, 2005 (the “Employment Agreement”); and

WHEREAS, the Board of Directors of PHH (the “Board”) and the Executive have determined that it is desirable and in the best interests of PHH to cancel the Employment Agreement and to continue the Executive’s employment by PHH at-will without the necessity of an employment agreement, and in consideration of the Board’s request the Executive has agreed to cancel the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1. The Employment Agreement is hereby cancelled and of no further effect.

2.	The cancellation of the Employment Agreement shall not be deemed to be a termination of the Executive’s employment by PHH for any purpose, and as of the Effective Date the employment relationship between PHH and the Executive shall be on an at-will basis.

3.	The cancellation of the Employment Agreement shall not cause the acceleration of any payment or obligation to the Executive under the terms of the Employment Agreement or otherwise.

4. The terms of this Agreement shall be effective as of the Effective Date.

IN WITNESS WHEREOF, this Agreement has been executed by PHH and the Executive on the date set forth above.

PHH CORPORATION

By: /s/ William F. Brown

Name: William F. Brown Title: Senior Vice President, General Counsel and Corporate Secretary

TERENCE W. EDWARDS

/s/ Terence W. Edwards